Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hot Mama’s Foods, Inc., (the “Company”), on Form 10-K for the period ended December 31, 2013 as filed with the Securities Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William Kenealy
William Kenealy
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

April 8, 2014

A signed original of this written statement required by Section 906 has been provided to Hot Mama’s Foods, Inc. and will be retained by Hot Mama’s Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.